                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tab Products Co. on Form S-8 of our report dated June 28, 2001 (August 13, 2001 as to Note 4) appearing in the Annual Report on Form 10-K of Tab Products Co. for the year ended May 31, 2001.

/s/  Deloitte & Touche LLP

Oakland, California
August 28, 2001